UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2006

CAPITAL TITLE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21417	87-0399785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14648 North Scottsdale Road, Suite 125

Scottsdale, AZ 85254

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: 480-624-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

A. Merger Agreement

On March 28, 2006, Capital Title Group, Inc. (the “Company”), LandAmerica Financial Group, Inc. (“LandAmerica”), and CTG Acquisition Corporation (“Merger Sub”), a wholly owned subsidiary of LandAmerica, entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement sets forth the terms and conditions of LandAmerica’s acquisition of the Company through the merger of Merger Sub with and into the Company (the “Merger”). The Company will continue as the surviving corporation in the Merger and will be a wholly-owned subsidiary of LandAmerica.

Under the terms of the Merger Agreement, LandAmerica will issue to the shareholders of the Company, for each share of the Company’s common stock that they own immediately prior to the effective time of the Merger, $8.00 in cash or 0.122 shares of LandAmerica’s common stock (the “Exchange Rate”), subject to certain adjustments and limitations described below. The Exchange Rate was based on the average of the daily closing prices of LandAmerica’s common stock for the 15 trading day period (the “Average Price”) immediately preceding the date of the Merger Agreement and reflects a value of $8.00 per share of the Company’s common stock.

The adjustments and limitations that may affect the consideration to be paid by LandAmerica to the shareholders of the Company under the Merger Agreement include a potential adjustment to the Exchange Rate at the effective time of the Merger and a limitation on the mixture of the aggregate consideration to be paid to holders of the Company common stock, as described below. In the event that the Average Price immediately preceding the effective time of the Merger multiplied by the initial Exchange Rate is more than $8.25, then the Exchange Rate shall be adjusted so that it reflects at such effective time a value of $8.25 per share of the Company common stock. In the event that such Average Price is less than $7.75, then the Exchange Rate shall be adjusted so that it reflects at that time a value of $7.75 per share of the Company common stock.

In addition, the mixture of the aggregate merger consideration that LandAmerica will pay to the shareholders of the Company will be 20% in the form of shares of the LandAmerica common stock and 80% in the form of cash. Although each shareholder of the Company will be able to elect the form of consideration for its shares of the Company common stock, elections may be re-allocated following the effective time of the Merger in order to satisfy the foregoing limitation.

In the event that the Average Price at the effective time of the Merger is less than or equal to 85% of the Average Price as of the date the Merger Agreement, then the Company may terminate the Merger Agreement unless either (i) the parties agree to adjust the mixture of the aggregate merger consideration or (ii) LandAmerica elects to pay all of the Merger consideration in cash. LandAmerica nevertheless may elect to pay all of the Merger consideration in cash in such a situation even if the Company does not intend to terminate the Merger Agreement.

As of March 28, 2006, there were 29,477,834 issued and outstanding shares of the Company common stock and outstanding options and warrants to purchase 4,032,929 shares of the

Company common stock. Any such outstanding options and warrants that are not exercised prior to the effective time of the Merger will expire and be cancelled at that time.

Consummation of the Merger is subject to a number of customary conditions including the approval of the Merger by the Company’s shareholders and the receipt of all required regulatory approvals. The Merger is expected to be completed in the third quarter of 2006.

The Merger Agreement provides that, if (i) the Company terminates the Merger Agreement in order to pursue an offer from another party and such a transaction occurs within one year from the termination of the Merger Agreement, (ii) an offer from another party has been made and the Company consummates such a transaction within one year of (A) either party’s termination of the Merger Agreement due to a failure to consummate the Merger by December 31, 2006 or to obtain approval of the Merger by the shareholders of the Company or (B) LandAmerica’s termination of the Merger Agreement due to the Company’s breach of the Merger Agreement or (iii) LandAmerica terminates the Merger Agreement due to the Company’s breach of certain terms of the Merger Agreement relating to seeking approval of the Merger by the Company’s shareholders, the Company will pay LandAmerica a termination fee of $15 million.

A copy of the Merger Agreement is being filed as Exhibit 2.1 to this report and is incorporated by reference into this Item 1.01. The description of the Merger Agreement above is a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. The Merger Agreement has been included to provide information regarding the terms of the Merger. It is not intended to provide any other factual information about the Company. Such information can be found in the other public filings that the Company makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The Merger Agreement contains representations and warranties that the parties made to each other. The assertions embodied in those representations and warranties by the Company are qualified by information in the confidential disclosure schedules attached to the Merger Agreement. While the Company does not believe that these schedules contain information that securities laws require it to disclose publicly, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Merger Agreement. Accordingly, the representations and warranties should not be relied on as characterizations of the actual state of facts, since they may be modified in important part by the underlying disclosure schedules.

A copy of the joint press release of the Company and LandAmerica announcing the Merger is being filed as Exhibit 99.1 to this report.

B. Employment Agreements

In conjunction with the Merger Agreement between the Company and LandAmerica, and as described below, the Company’s two executive officers, Mark C. Walker and Donald R. Head, have agreed to enter into new employment agreements with the Company. These agreements will not be effective until the effective time of the Merger. Until the effective time of the Merger, Mr. Head’s and Mr. Walker’s current employment agreements will remain in full force and effect.

1. Donald R. Head

On March 28, 2006, the Company entered into a new employment agreement with Donald R. Head for a period of one (1) year, to take effect at the effective time of the Merger. The agreement provides for Mr. Head to serve as the Company’s Chief Executive Officer.

The employment agreement may be terminated by the Company for cause (as defined in the agreement), including upon (i) willful and substantial misconduct in the performance of his business duties, (ii) conviction for any felony or any misdemeanor involving fraud, theft, embezzlement, forgery or moral turpitude, (iii) continued material breach of the agreement, (iv) commission of dishonest acts or fraudulent conduct or (iv) violation of LandAmerica’s Code of Business Conduct and Ethics.

Under the terms of this employment agreement, Mr. Head will receive an annual base salary of $300,000, but will not be eligible for any bonus.

Under Mr. Head’s current employment agreement with the Company, Mr. Head is entitled to receive certain severance benefits in the event of a merger by the Company. In exchange for his agreement to waive his rights to these severance payments under his current employment agreement, the Company will pay Mr. Head a lump sum in the amount of $600,000 upon termination of the agreement.

2. Mark C. Walker

On March 28, 2006, the Company entered into a new employment agreement with Mark C. Walker for a period of two years, to take effect at the effective time of the Merger. The agreement provides for Mr. Walker to serve as the Company’s Executive Vice President and Chief Operating Officer.

Under the terms of this employment agreement, Mr. Walker will receive an annual base salary of $250,000. Additionally, Mr. Walker will be eligible to receive a bonus of not less than $190,000 and not greater than $225,000 for the first twelve months of the agreement, and will thereafter be eligible to participate in the applicable management incentive plan sponsored by LandAmerica.

The employment agreement may be terminated by the Company for cause (as defined in the agreement), including upon (i) willful and substantial misconduct in the performance of his business duties, (ii) conviction for any felony or any misdemeanor involving fraud, theft, embezzlement, forgery or moral turpitude, (iii) continued material breach of the agreement, (iv) commission of dishonest acts or fraudulent conduct or (iv) violation of LandAmerica’s Code of Business Conduct and Ethics.

If the employment agreement is terminated by the Company without cause, or by Mr. Walker for good reason (as defined in the agreement), Mr. Walker will be entitled to severance benefits. These benefits include at least 26 weeks of his base salary and the cost of 18 months of COBRA coverage for him and his immediate family.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 28, 2006, by and among LandAmerica Financial Group, Inc., CTG Acquisition Corporation and Capital Title Group, Inc.

99.1	Joint Press Release dated March 29, 2006, announcing execution of the Merger Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL TITLE GROUP, INC.

Date:	March 29, 2006	By:	/s/ Mark C. Walker
		Name:	Mark C. Walker
		Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary